UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 8, 2010

Cosi, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (847) 597-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s annual meeting of stockholders held on June 8, 2010, the following matters were submitted to and approved by a vote of the Company’s Stockholders:

(1)	The election of three directors for a three-year term ending at the annual meeting of Stockholders to be held in 2013 or until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Mark Demilio	25,659,184	167,798	14,700,214
Creed L. Ford, III	25,645,021	181,961	14,700,214
James Hyatt	25,718,265	108,717	14,700,214

(2)	The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2010.

Votes For	Votes Against	Abstentions
39,482,759	490,797	553,640

There were no broker non-votes for this item.

(3)	Re-approval of the material terms of the performance goals under the Company’s 2005 Onmibus Long-Term Incentive Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,315,334	429,132	82,516	14,700,214

Of the 51.3 million shares eligible to vote as of the April 29, 2010, record date, more than 40.5 million votes, or approximately 78.9% of the total shares outstanding, were represented at the meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2010	Cosi, Inc. /s/ William Koziel Name: William Koziel Title: Chief Financial Officer